Exhibit 10.16

THIRD AMENDMENT TO LEASE

30 Minuteman

This Third Amendment to Lease (this “Amendment”) is entered into as of ___April 30__, __2010__ by and between 30 Minuteman LLC (“Landlord”) and TransMedics, Inc. (“Tenant”).

Background

A.        Landlord and Tenant entered into that certain Lease dated as of June 25, 2004 (as amended, the “Lease”) for the Building located at 30 Minuteman Road, Andover, Massachusetts, as more particularly described therein. Capitalized terms used and not defined herein shall have the meaning given to them in the Lease.

B.        The parties have agreed to amend the Lease to change the base rent, extend the Lease term, and confirm certain other matters.

Agreement

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and the Lease is amended as follows as of this date notwithstanding anything to the contrary:

1.        Starting as of May 1, 2010, base rent for the Premises will be payable at the rates set forth in Exhibit D attached to this Amendment and incorporated by this reference, and the existing Exhibit D to the Lease will be deemed deleted,

2.        In lieu of exercising its five-year Extension Option, the Lease Term is now extended for seven (7) years, so it expires on December 31, 2021 unless terminated earlier in accordance with the Lease. Tenant has no further rights to extend the Lease Term, and Addendum #1 to the Lease (Extension Option), ail references to .it in the Lease, and Tenant rights hereunder (which were-never exercised) are deleted from the Lease.

3.        The Lease is now cross-defaulted with the lease between 200 Minuteman LLC, an entity under common control with Landlord, and Tenant, dated as of June 25, 2004, for the property located at 200 Minuteman Road (with existing and future amendments, the “200 Minuteman Lease”), as follows: Accordingly, Section 21(f) of the Lease is deleted and the following is substituted in its place as a Lease default: “(f) Tenant’s default and failure to cure within applicable grace periods (if any) under the 200 Minuteman Lease for so long as the landlord under the 200 Minuteman Lease is an entity controlling, controlled by or under common control with Landlord;”

4.        Each of Landlord and Tenant represents and warrants that it has had no dealings with any broker or brokerage agent in connection with this Amendment that is due a fee or other consideration from the other. Each of Landlord and Tenant covenants to pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation commissions and charges claimed by any broker or brokerage agent claiming though such party, with respect to this Amendment or the negotiation thereof arising from a breach of the foregoing warranty.

5.        The terms of the Lease, as amended hereby, are hereby ratified and the Lease is in full force and effect Tenant confirms that Landlord has paid all inducements and other sums owed to Tenant as and when required and that to the best of Tenant’s knowledge Landlord has not breached the Lease. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and ail of which will, taken together, be deemed to be one instrument. This Amendment may be exchanged by and between the parties via facsimile or electronic mail.

EXECUTED under seal as of the first date written above.

30 Minuteman LLC

By:        Minuteman Master LLC, Sole Member

By:    150 Minuteman Limited Partnership,

Managing Member

By:    Niuna-150 Minuteman, Inc.

General Partner

By:   /s/ Martin Spagat

Name:

Title:

Authorized Signature

TransMedics, Inc. By: /s/ Waleed Hassanein Name: Waleed Hassanein Title: CEO Authorized Signature

EXHIBIT D

Monthly Base Rent Starting as of May 1, 2010

Lease Period	Monthly Base Rent

05/01/10-10/30/10	0.00
11/01/10-04/30/11	3,917.55
05/01/11-06/30/11	6,529.25
07/01/11-10/31/11	6,618.06
11/01/11-64/30/12	8,508.94
05/01/12-06/30/12	23,481.70
07/01/12-06/30/13	23,796.70
07/01/13-06/30/14	24,085.05
07/01/14-12/31/14	24,697.95
01/01/15-06/30/15	24,697.95
07/01/15-06/30/16	24,999.82
07/01/16-06/30/17	25,306.22
07/01/17-06/30/18	25,617.22
07/01/18-06/30/19	25,932.89
07/01/19-12/31/19	26,253.29
01/01/20-12/31/20	26,578.49
01/01/21-12/31/21	26,908.58